SUB-ITEM 77D

Effective at the close of business on December 7, 2012, Massachusetts Financial Services Company ("MFS") became the investment adviser to MFS Blended Research Small Cap Equity Portfolio (formerly SC BlackRock Small Cap Index Fund), MFS Conservative Allocation Portfolio (formerly SC Ibbotson Conservative Fund), MFS Global Real Estate Portfolio (formerly Sun Capital Global Real Estate Fund), MFS Growth Allocation Portfolio (formerly SC Ibbotson Growth Fund), MFS Inflation-Adjusted Bond Portfolio (formerly SC BlackRock Inflation Protected Bond Fund), MFS Limited Maturity Portfolio (formerly SC Goldman Sachs Short Duration Fund), MFS Mid Cap Value Portfolio (formerly SC Goldman Sachs Mid Cap Value Fund), MFS Moderate Allocation Portfolio (formerly SC Ibbotson Balanced Fund), and MFS New Discovery Value Portfolio (formerly SC Columbia Small Cap Value Fund).

With respect to MFS Conservative Allocation Portfolio, MFS Growth Allocation Portfolio, MFS Inflation-Adjusted Bond Portfolio, MFS Limited Maturity Portfolio, MFS Mid Cap Value Portfolio, MFS Moderate Allocation Portfolio, and MFS New Discovery Value Portfolio, prior to December 8, 2012, another adviser or subadviser was responsible for selecting investments for each fund under different investment objectives and different investment strategies.

With respect to MFS Blended Research Small Cap Equity Fund, prior to December 8, 2012, another adviser or subadviser was responsible for selecting investments for the fund under a different investment objective and using a passive investment strategy.

With respect to MFS Global Real Estate Portfolio, MFS was the subadviser to the fund prior the close of business on December 7, 2012.

Each fund's Investment Objective, Principal Investment Strategies, and Principal Risks are described in Post-Effective Amendment No. 35 to the Registration Statement for MFS Variable Insurance Trust III (File Nos. 333-59093 and 811-08879), as filed with the Securities and Exchange Commission via EDGAR on December 10, 2012, under Rule 485 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.